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                                   EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No.33-77564) and in the Registration Statements on Form S-8 (No. 33-28936, No. 33-40802, No. 33-82342 and 333-28557) of American Bankers Insurance Group, Inc. of our report dated March 25, 1998 appearing on page 45 of this Form 10-K.




/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP



Miami, Florida
March 30, 1998


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